Exhibit 99.1

Paratek Pharmaceuticals Announces Management Change

BOSTON, March 18, 2019 -- Paratek Pharmaceuticals, Inc. (Nasdaq: PRTK), a commercial-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics, today announced that Douglas Pagán, Chief Financial Officer, has resigned, effective April 5, 2019, to join an early-stage biopharmaceutical company. Mr. Pagán has entered into a consulting agreement with Paratek through December 23, 2019 to assist the Company in the orderly transition of his Chief Financial Officer responsibilities. Paratek has initiated a search to identify and recruit a new candidate for the role of Chief Financial Officer.

“I want to thank Doug for his many valued contributions to the company,” said Michael Bigham, Chief Executive Officer and Chairman of the Board of Paratek. “Doug has played an important role in helping us transform Paratek from a development stage company to a commercial company while maintaining a strong balance sheet to support the commercialization of NUZYRA, the first once daily oral and IV antibiotic approved to treat both CABP and ABSSSI in nearly 20 years.  We wish him continued success as he returns to his passion of working with an early stage therapeutics company.”

“I am fortunate to have been able to contribute to the maturation of Paratek from a clinical- to commercial-stage organization and bringing our important new anti-infective option to patients,” stated Mr. Pagán. “I am pleased to have been part of the success of the organization, and believe that, with the FDA approval of and commercial launch of NUZYRA, this is a natural transition point for me. I look forward to watching Paratek’s success in the years to come and take personal and professional pride in all that Paratek has accomplished.”

The Company also announced that Sarah Higgins, Paratek’s Vice President and Controller, will serve as the Company’s Principal Financial Officer and Principal Accounting Officer as the company conducts a search for a new Chief Financial Officer.

About Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc. is a commercial-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics. The company’s lead commercial product, NUZYRA (omadacycline), which has launched and is available in the U.S., is a once-daily oral and intravenous antibiotic for the treatment of adults with community-acquired bacterial pneumonia and acute bacterial skin and skin structure infections. Paratek is also studying NUZYRA for the treatment of urinary tract infections (UTI).

Paratek has submitted a marketing authorization application of omadacycline in the European Union. Paratek has entered into a collaboration agreement with Zai Lab for the development and commercialization of omadacycline in the greater China region and retains all remaining global rights.

Under a research agreement with the U.S. Department of Defense, omadacycline also is being studied against pathogenic agents causing infectious diseases of public health and biodefense importance, including plague and anthrax.

SEYSARA™ (sarecycline) is an FDA-approved product with respect to which we have exclusively licensed in the United States certain rights to Almirall, LLC, or Almirall. SEYSARA is currently being marketed by Almirall in the U.S. as a new once-daily oral therapy for the treatment of moderate to severe acne vulgaris. Paratek retains development and commercialization rights with respect to sarecycline in the rest of the world.

Recognizing the serious threat of bacterial infections, Paratek is dedicated to providing solutions that enable positive outcomes and lead to better patient stories.

For more information, visit www.ParatekPharma.com or follow @ParatekPharma on Twitter.

Forward Looking Statements

This press release contains forward-looking statements including statements related to our overall strategy, products, prospects and potential.  All statements, other than statements of historical facts, included in this press release are forward-looking statements, and are identified by words such as "advancing," "expect," "look forward," "anticipate," "continue," and other words and terms of similar meaning. These forward-looking statements are based upon our current expectations and involve substantial risks and uncertainties.  We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements.  Our actual results and the timing of events could differ materially from those included in such forward-looking statements as a result of these risks and uncertainties.  These and other risk factors are discussed under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018 and our other filings with the Securities and Exchange Commission.  We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein.

CONTACT:

Investor and Media Relations:
Ben Strain
617-807-6688
ir@ParatekPharma.com